EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-85319) of Human Genome Sciences, Inc.,

(2)	Registration Statement (Form S-3 No. 333-96387) of Human Genome Sciences, Inc.,

(3)	Registration Statement (Form S-3 No. 333-33252) of Human Genome Sciences, Inc.,

(4)	Registration Statement (Form S-3 No. 333-36384) of Human Genome Sciences, Inc.,

(5)	Registration Statement (Form S-3 No. 333-44798) of Human Genome Sciences, Inc.,

(6)	Registration Statement (Form S-3 No. 333-45272) of Human Genome Sciences, Inc.,

(7)	Registration Statement (Form S-3 No. 333-47292) of Human Genome Sciences, Inc.,

(8)	Registration Statement (Form S-3 No. 333-121724) of Human Genome Sciences, Inc.,

(9)	Registration Statement (Form S-3 No. 333-123472) of Human Genome Sciences, Inc.,

(10)	Registration Statement (Form S-3 No. 333-128874) of Human Genome Sciences, Inc.,

(11)	Registration Statement (Form S-8 No. 333-66670) of Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan,

(12)	Registration Statement (Form S-8 No. 333-89392) of Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan,

(13)	Registration Statement (Form S-8 No. 333-104219) of Human Genome Sciences, Inc. Amended and Restated 2000 Stock Incentive Plan,
of our report dated February 23, 2007, with respect to the consolidated financial statements of Human Genome Sciences, Inc. included herein, and our report dated February 23, 2007, with respect to Human Genome Sciences, Inc. management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Human Genome Sciences, Inc., included in this Annual Report (Form 10-K) of Human Genome Sciences, Inc.
/s/ Ernst & Young LLP
McLean, Virginia
February 23, 2007